Exhibit 16.1

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                                             Messineo & Co., CPAs LLC
                                2471 N McMullen Booth Road, Suite 302
                                            Clearwater, FL 33759-1362     [LOGO]
                                                    T: (518) 530-1122
                                                    F: (727) 674-0511
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Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

September 17, 2015


Dear Sir/Madam:

We have read the statements included in the Form 8-K dated September 17, 2015 of Tenaya Acquisitions Company, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,


/s/ Messineo & Co., CPAs, LLC
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Messineo & Co., CPAs, LLC
Clearwater, Florida